Exhibit 99.2

PURCHASE AND SALES AGREEMENT

THIS PURCHASE AND SALES AGREEMENT (the “Agreement”), is entered into as of this 8th day of September 2010, by and between Imperial Petroleum, Inc. (“Imperial” or “Buyer”) a Nevada corporation having its principal place of business located at 329 Main Street, Suite 801, Evansville, Indiana 47708 and William Blackmon as Receiver for the Heartland Entities and the Partnerships, as herein defined, under his authority granted in the consolidated action entitled “Clayton v. Heartland Resources, Inc.” (“Receiver”). The Heartland Entities and Partnerships are identified on Exhibit “A” attached hereto and made parties to this Agreement by and through the Receiver. (The Receiver, in his capacity as such, the Heartland Entities and the Partnerships are collectively referred to herein as “Seller” or “Sellers”.) Buyer and Seller(s) are sometimes collectively referred to herein as the “Parties” and individually as the “Party”.

W I T N E S S E T H:

WHEREAS, certain of the Sellers own certain leases pursuant to which such Sellers, as Lessees thereunder, have the right to explore, produce, develop and sell oil and natural gas from the real properties subject thereto (“the Leases”) and direct working or overriding royalty interests in certain oil and gas properties and wells located in Knox County, Kentucky (collectively, the “O&G Interests”); and

WHEREAS, disputes arose between Heartland Resources, Inc., Hydrocarbon Operating Company, Inc., and various other companies controlled by David Stewart and Mark Haynes (the “Heartland Entities”), the Partnerships and certain of the partners of the Partnerships (the “Nashville Plaintiffs”) resulting in legal action filed by the Nashville Plaintiffs in the United States District Court for the Western District of Kentucky against the Heartland Entities and all of the Partnerships entitled “Frederick P. Clayton, Jr. et al. v. Heartland Resources, Inc. et al.”, as consolidated, case number 1:08-cv-94-M (the “Clayton Case”) and, in connection therewith, the Nashville Plaintiffs were awarded judgments in the aggregate amount of $18,234,567, exclusive of interest and attorneys’ fees (collectively, the “Clayton Case Judgment”); and

WHEREAS, Heartland Resources, Inc. and Hydrocarbon Operating, Inc., two of the Heartland Entities, filed for protection under Chapter 11 of the United States Bankruptcy Code on May 20, 2009 (the “Bankruptcy”) and a receiver, Mr. William Blackmon, was appointed by the United States District Court, with the concurrence of the United States Bankruptcy Court, as receiver of the Partnerships and the Heartland Entities in December, 2009 (the “Receiver”); and

WHEREAS, the Sellers desire to sell, transfer and assign to Imperial, all of their right, title and interest in and to the Leases and the O&G Interests as identified on Exhibit “B” attached hereto and made a part hereof and all of their right, title and interest in any and all equipment, assets, leases, marketing rights, receivables related to or useful in the development of the Leases and the operation of the O&G Interests (the “Other Assets”, together with the Leases and the O&G Interests, are referred herein as the “Acquired Assets”); and

WHEREAS, the Sellers have received the approval of the sale as contemplated herein and dismissal or approval of the sale through the bankruptcy proceedings from by or through the United States Bankruptcy Court and the United States District Court, Western District of Kentucky.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions, covenants, representations and warranties herein contained, the Parties hereto hereby agree as follows:

1. Purchase and Sale of Partnership Interests and O&G Interests.

1.01 Purchase and Sale. On and subject to the terms and conditions of this Agreement, Imperial agrees to purchase from the Sellers and the Sellers agree to sell, transfer, convey and deliver to Imperial, all of the Sellers’ right, title and interest in and to the Acquired Assets.

The Acquired Assets shall include the following:

(a) all of the Sellers’ right, title and interest in and to each of (i) the Leases and O&G Interests as more particularly described on Exhibit “B” attached hereto (on which the holders of O&G Interests shall be differentiated between Partnership Participants, as defined in Section 1.03 hereof, and all other holders); (ii) all equipment, buildings, fixtures and other improvements located thereon (see attached Sellers’ Hard Assets List); and (iii) all rights, easements, rights-of-way and other interests incidental thereto and used or necessary for the use and enjoyment of such properties (collectively, the “Properties”);

(b) all machinery, equipment, trucks, tractors and trailers and related spare components and parts, inventories of raw materials, supplies and minerals and tools located on the Properties or used in connection with the Properties and owned by the Sellers as a result of their ownership of the Acquired Assets;

(c) all certificates, licenses, permits, registrations and applications therefor necessary, useful for, used or held for use by or on behalf of the Sellers in the ownership or operation of the assets described in Sections 1.01(a) and 1.01(d);

(d) all water wells and water rights, licenses, permits and applications therefor to locate, drill for, produce, use, gather, restrict flow, store or remove water on, from or to the Properties;

(e) all books, records, ledgers, files, documents, correspondence, lists, plats, maps, plans, drawings, blueprints, specifications, assays, studies, reports and other written or printed materials necessary, useful for, held for use by or on behalf of the Sellers.

1.02 Purchase Price. Imperial agrees to purchase the Acquired Assets from the Sellers at Closing in exchange for a total consideration of $4,950,000 (all components thereof being the “Purchase Price”) subject to adjustment as provided herein, to be paid or delivered at Closing to the Receiver, on behalf of the Sellers, as follows:

(a) A cash consideration of $450,000 (the “Cash Consideration”) to be paid to Heartland Resources, Inc. and Hydrocarbon Operating Company, Inc., of which $50,000 shall be allocated and paid to Heartland Resources, Inc. and $400,000 shall be allocated and paid to Hydrocarbon Operating Company, Inc.

(b) A “debit-credit bid” of $4,500,000 of the amount of the Clayton Case Judgment, of which $4,250,000 shall be deemed allocated to the assets of the Partnerships, which shall have been acquired by Imperial from the Nashville Plaintiffs and which amount may be increased at such times or times by Imperial in its sole discretion.

(c) In the event the Courts shall approve the transactions contemplated pursuant to this Agreement pursuant to Sections 4.03 and 4.04 hereof, Imperial, as the holder of the Clayton Case Judgment, shall waive its rights to any distributions as a creditor in connection with the bankruptcy proceedings related to Heartland Resources, Inc. and Hydrocarbon Operating Company, Inc.

1.03 Distribution of Certain Working Interests. At the Closing, the Receiver shall not convey to Imperial any working interests which would otherwise comprise part of the O&G Interests and which would, absent the sale of the O&G Interests contemplated hereunder, be distributable by each of the Partnerships to the partners thereof (excluding any partners who or which are Nashville Plaintiffs or their assignees) in liquidation and termination thereof (such partners herein referred to as “Partnership Participants”). Within ten (10) days following the Closing Date, the Receiver shall notify each Partnership Participant (in writing, to the last known address of such Partnership Participant, as contained in the records of each Partnership,) and by United States mail, postage prepaid (the “Distribution Notice”) that the Partnership Participant may elect to receive, from the Receiver on behalf of the Partnership, his or its proportionate share of such working interests then held by or on behalf of the Partnership; provided, however, that no Partnership Participant may be assigned a working interest unless and until such Partnership Participant has executed (i) a consent to accept such assignment (such consent being a “Distribution Consent”) in a form to be determined by the Receiver and Imperial and (ii) a Joint Operating Agreement in the form substantially similar to the Joint Operating Agreement attached hereto as Exhibit C, which Joint Operating Agreement shall provide that each Partnership Participant, together with all other holders of working interests in the applicable well, shall agree to pay its or his applicable share of operating and other expenses (including completion and related expenses) as set forth in the Joint Operating Agreement. The Distribution Notice shall contain (i) a copy of the Distribution Consent and (ii) a copy of the Joint Operating Agreement. The Distribution Notice shall provide that, in order to receive an assignment of working interests as set forth herein, the Partnership Participant must (a) execute the Distribution Consent, (b) execute a signature page to the Joint Operating Agreement and (c) return the executed Distribution Consent and Joint Operating Agreement signature page to the Receiver within twenty-five (25) days following the date of Distribution Notice. In the event the Receiver shall not receive such required documents, fully executed, within the twenty-five (25) day period (for any reason) or if the Distribution Notice is returned to the Receiver as not deliverable, the Partnership Participant shall not be entitled to receive any working interests as set forth herein and shall be deemed to have elected not to receive an assignment of working interests. Any working interests not assigned to Partnership Participants pursuant to this Section 1.03 shall be assigned to Imperial within 10 days following the end of the 25 day period referenced in the immediately preceding sentence.

1.04 Acknowledgement Regarding Partnerships. The parties hereto acknowledge that (i) the Partnerships are defendants in the Clayton Case, (ii) the total assets of the Partnerships have an aggregate value considerably less than the amount of the Clayton Case Judgment, and each of the Partnerships is liable for the payment of the Clayton Case Judgment pursuant to the terms of said Judgment, (iii) the United States District Court having jurisdiction in the Clayton Case has determined that each of the Partnerships has dissolved according to the terms of its agreement of partnership, (iv) the Receiver is also acting as the “liquidating trustee”, pursuant to an order of the United States District Court, of each of the Partnerships and (v) as a result of the imposition of the Clayton Case Judgment, no holder of an equity interest in the Partnerships will receive any distributions from any of the Partnerships pursuant to its liquidation and termination, except as provided in Section 1.03 above and then only in the event a Partnership Participant executes a Distribution Consent and the Joint Operating Agreement. In the event that a Partnership Participant refuses to execute a Distribution Consent or elects otherwise not (or is deemed not to have elected) to participate in and receive a direct assignment of working interest as provided in Section 1.03, such interest shall become a part of the Acquired Assets of Buyer, and the Receiver shall forthwith execute and deliver to Imperial an assignment of such working interest.

1.05 Closing. Subject to the terms and provisions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) will be at 10:00 a.m. at the offices of English, Lucas, Priest & Owsley, LLP, on or before December 31, 2010, or at such earlier or later date or such other place or in such other manner as shall be mutually agreed upon by Imperial and the Receiver, but in any event within 21 days following the approval of the Courts as set forth in Section 4.03 hereof. The date and time at which the Closing takes place is sometimes referred to herein as the “Closing Date”.

1.06 Effective Date. The purchase of the Acquired Assets shall be effective as of 7:00 a.m. on September 1, 2010, (“Effective Date”), such that Buyer, or its permitted assignees, shall be entitled to the proceeds from the production and sale of oil and natural gas from the O&G Interests from and after the Effective Date and shall be responsible for expenses incurred in connection with the direct operation of the O & G Interests from and after the Effective Date.

2. Representations and Warranties of Imperial.

Imperial represents and warrants to the Sellers and the Receiver that the statements contained in this Section 2 and in the Imperial Disclosure Schedule attached hereto and made a part hereof are materially correct and complete as of the date of this Agreement and will be materially correct and complete as of the Closing Date.

2.01 Organization, Qualification and Corporate Power. Imperial is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Imperial is duly qualified to conduct business and is in good standing under the laws of the jurisdictions in which it is required to be so qualified.

2.02 Authority. Imperial has all requisite corporate power and authority to enter into, execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Imperial hereunder, to consummate the transactions contemplated hereby and to perform all obligations to be performed by it hereunder. The execution and delivery of this Agreement by Imperial and all agreements, instruments, and documents to be executed and delivered by Imperial hereunder, the performance by Imperial of all the obligations hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Imperial, and no other corporate proceedings of Imperial are necessary with respect thereto. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by or on behalf of Imperial hereunder or in connection herewith, have been duly authorized to do so by all necessary actions on the part of Imperial. This Agreement constitutes, and each other agreement and instrument to be executed by Imperial hereunder or in connection herewith, when executed and delivered by or on behalf of Imperial, will constitute the valid and binding obligation of Imperial enforceable against it in accordance with its terms.

2.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which Imperial is subject or any provision of its Certificate of Incorporation, Bylaws or Board of Directors or stockholder resolutions of Imperial or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Imperial is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Except with respect to filings to be made with the Securities and Exchange Commission and applicable state securities agencies in connection with the Closing, Imperial is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other person or entity which has not been given or obtained in order for Imperial to consummate the transactions contemplated by this Agreement.

2.04 Representation. Imperial represents and warrants that in making the decision to purchase the Acquired Assets, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that Imperial and its representatives have been given the opportunity to examine all relevant documents in the possession of the Receiver and the Sellers and to ask questions of and to receive answers from the Receiver and the Sellers to the extent deemed relevant or necessary by Imperial.

3. Intentionally Deleted.

4. Representations and Warranties Concerning Receiver.

The Receiver, on behalf of the Sellers, represents and warrants to Imperial that the statements contained in this Section 4 are materially correct and complete as of the date of this Agreement and will be materially correct and complete as of the Closing Date. All of the representations of this Section 4 are qualified by the Receivers’ Disclosure Schedule attached hereto and made a part hereof.

4.01 Authority. Subject to appropriate orders of the Courts approving the transactions contemplated hereunder, the Receiver has, or will have on the Closing Date, all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by the Receiver hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. All persons who have executed and delivered this Agreement on behalf of the Receiver, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by or on behalf of the Receiver pursuant to this Agreement, have been duly authorized to do so by all necessary corporate or other entity actions on the part of the Receiver. This Agreement constitutes, and each other agreement and instrument to be executed by the Receiver hereunder, when executed and delivered by the Receiver, will constitute the valid and binding obligation of the Receiver enforceable against him, exclusively in his capacity as the Receiver, in accordance with its terms.

4.02. Title. The Acquired Assets are being transferred pursuant to Court Orders and pursuant to this Agreement to Imperial with all right, title and interest then appertaining thereto. The Receiver has not received any written notice of any adverse claim against the Acquired Assets which is not a matter of public record or which is not disclosed on the Receiver Disclosure Schedule. Upon the Closing Date, the Acquired Assets will be transferred free and clear of any liens, claims, mortgages, security interests, pledges, encumbrances or restrictions on transfer of any kind or nature, except, with respect to the assets of the Partnerships, any lien, claim or encumbrance arising from or attributable to the Clayton Case Judgment (collectively, “Liens”).

4.03 Court Approval. The Receiver agrees and acknowledges that it shall, upon execution by all Parties hereto, submit this Agreement to the United States Bankruptcy Court and the United States District Court, Western District of Kentucky (the “Courts”) in a timely manner and with the recommendation of the Receiver for approval. The Receiver agrees to deliver to the Courts such additional information, analyses and recommendations as the Courts may request in order to obtain timely approval of the proposed transaction.

4.04 Performance of Agreement. The performance of the Receiver, the Sellers and Imperial pursuant to and under this Agreement shall be subject to the prior approval of the Courts (or the United States District Court alone, if the Bankruptcy is dismissed), and no party hereto shall have any obligation under this Agreement in the event the Courts shall not have issued orders approving the sale of the Acquired Assets to Imperial (whether pursuant to this Agreement or otherwise).

5. Survival.

5.01 Survival. All of the representations, warranties, covenants and agreements of each of the Sellers contained in this Agreement and the representations and warranties of Imperial contained in this Agreement shall survive for a period of one year after the Closing except to the extent provided herein.

6. Conduct and Transactions prior to and after Closing.

6.01 Covenants of the Receiver. Between the date of this Agreement and the earlier of the Closing Date and the termination of this Agreement pursuant to the terms hereof:

(a) The Receiver agrees to furnish to Imperial any studies, reviews, title reviews or other material useful to Imperial in its review of the Acquired Assets that are in the possession of its attorneys, English, Lucas, Priest & Owsley, LLP (“Receiver’s Counsel”), subject to adequate protection for any obligations of confidentiality affecting such documents. In the event of the termination of this Agreement without Imperial having purchased the Acquired Assets as set forth herein, Imperial will return to Receiver’s Counsel all documents, work papers, and other material obtained pursuant to this Section 6.01(a) in connection with the transactions contemplated hereby.

(b) The Receiver will: (i) promptly notify Imperial of the receipt of any written notice or written claim of any termination or cancellation, or written threat of termination or cancellation, of any agreements, leases or permits received by the Receiver that would have a material impact or effect on the Acquired Assets; (ii) promptly notify Imperial of any condition or circumstance occurring from the date hereof up to and including the Closing Date that would cause the representations and warranties of the Receiver contained herein to become untrue in any material respect; and (iii) reasonably cooperate with Imperial to effect an orderly transition of the ownership and operation of the Acquired Assets.

6.02 Consents. Prior to Closing, each of the Receiver and Imperial shall each use their or its respective commercially reasonable efforts to obtain the consent or approval of each person (including any federal, state or local governmental authority) whose consent or approval shall be required in order to permit Imperial or the Receiver, as the case may be, to effectuate the Closing. In particular, the Receiver shall use his best efforts to obtain the approvals of the Courts as set forth in Sections 4.03 and 4.04 hereof.

7. Due Diligence Review

(a) Review By Buyer. Buyer may conduct, at its sole cost, such title examinations or investigations, environmental assessments and other examinations and investigations, as it may in its sole discretion choose to conduct with respect to the Acquired Assets, and the Receiver shall reasonably cooperate in connection therewith.

(b) Any documents, assessments or other information (in electronic or written form) developed or prepared by or on behalf of Buyer (“Buyer Due Diligence Product”) shall be and remain the sole and exclusive property of Buyer, and Buyer shall have no obligation to disclose the contents or provide copies of all or any part of the Buyer Due Diligence Product, whether in connection with the transactions contemplated pursuant to this Agreement or otherwise.

8. Conditions to Closing.

8.01 Conditions to Obligations of Imperial. The obligation of Imperial to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) Except to the extent waived by Imperial, (i) the representations and warranties of each of the Sellers contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time; and (ii) each of the Sellers shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied by it prior to the Closing Date.

(b) Each of the Sellers shall have obtained and delivered to Imperial all consents (except the consents required or contemplated pursuant to Section 1.03 hereof) and releases required to consummate the transactions contemplated by this Agreement, including, to the extent necessary, releases executed by any Lender of all mortgages, deeds of trust, financing statements or other documents or instruments creating or perfecting liens or security interests in favor of such Lender and of all restrictive or negative covenants in favor of such Lender relating to the Acquired Assets.

(c) There shall not have occurred any Material Adverse Effect on the Acquired Assets. Solely for the purpose of this Section 8.01(c), the term “Material Adverse Effect” shall mean a material deterioration or impairment in the status of the Acquired Assets relative to their status on the date of this Agreement.

(d) All statutory requirements for the valid consummation by each of the Sellers of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by each of the Sellers of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no action or proceeding shall have been instituted or, to the knowledge of Imperial or any of the Sellers, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

(e) Imperial shall be satisfied, in its sole discretion, with the results of its due diligence investigation of the Acquired Assets.

(f) The Courts shall have issued orders approving the sale of the Acquired Assets as contemplated in this Agreement (or as otherwise approved by the Courts with the agreement of Imperial).

8.02 Conditions to Obligations of Sellers. The obligation of each of the Sellers to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) Imperial shall have furnished the Receiver on behalf of the Sellers a certificate of an officer of Imperial, dated the Closing Date, certifying on behalf of Imperial that the conditions set forth in Sections 8.02(b) and (c) have been fulfilled.

(b) Except to the extent waived hereunder, (i) the representations and warranties of Imperial contained herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Imperial shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

(c) All statutory requirements for the valid consummation by Imperial or its permitted assignees of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Imperial or its permitted assignees of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no action or proceeding shall have been instituted or, to the knowledge of Imperial or any of the Sellers, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain the damages in respect thereof.

(d) The Courts shall have issued orders approving the sale of the Acquired Assets as contemplated in this Agreement (or as otherwise approved by the Courts with the agreement of Imperial).

9. Actions at Closing.

9.01 Deliveries by Imperial. At Closing, Imperial will deliver or cause to be delivered to the Receiver on behalf of the Sellers, in each case, where relevant or required, executed by an officer on behalf of Imperial:

(a) A Certificate of Incumbency containing signatures of officers of Imperial;

(b) The Officer’s Certificate referred to in Section 8.02(a);

(c) The amount of $450,0009 (as adjusted subject to competing bids), to be wire transferred in accord with the wire transfer instructions provided by the Receiver to Imperial at least two business days prior to Closing;

9.02 Deliveries by the Sellers. At Closing (or as otherwise set forth in Section 1.04 hereof), the Sellers will deliver to Imperial, as applicable:

(a) Assignments, Bills of Sale and Conveyance documents and such other bills of sale, deeds, assignments, certificates of title, and other instruments of transfer, assignment and conveyance (the form of which shall be consistent with the terms of this Agreement) as Imperial shall reasonably request in order to transfer the Acquired Assets to Imperial; and

(b) Executed orders by the Courts approving the sale of the Acquired Assets in accordance with this Agreement (or as otherwise approved by the Courts with the agreement of Imperial).

10. Termination.

10.01 Termination of the Agreement. The Parties may terminate this Agreement as provided below:

(a) Imperial and the Receiver, for itself and on behalf of the Sellers, may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Imperial may terminate this Agreement by giving written notice to the Receiver on or before the Closing Date if Imperial is not satisfied, in its sole discretion, with the results of its business, legal and accounting due diligence regarding the Acquired Assets;

(c) Imperial may terminate this Agreement by giving written notice to the Receiver at any time prior to the Closing (i) in the event any of the Sellers shall have breached any representation, warranty or covenant contained in this Agreement in any material respect.

(d) The Receiver, for itself and on behalf of the Sellers, may terminate this Agreement by giving written notice to Imperial at any time prior to the Closing in the event Imperial has breached any representation, warranty or covenant contained in this Agreement in any material respect.

10.02 Effect of Termination. If this Agreement is terminated pursuant to Section 10.01 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

11. Intentionally Omitted.

12. Miscellaneous.

12.01 Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Kentucky.

12.02 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

To:	Imperial
Imperial Petroleum, Inc.
PO Box 1006
Evansville, IN 47706
Attention: Mr. Jeffrey T. Wilson, President

To:	Seller/Receiver
P.O. Box 41
Middlesboro, KY 40965
Mr. William Blackmon, Receiver

With a copy to:

English, Lucas, Priest & Owsley, LLP

1101 College Street, P. O. Box 770

Bowling Green, KY 42102-0070

Attention: Mr. Mike Vitale

12.03 No Assignment. This Agreement may not be assigned by any Party or by operation of law or otherwise, except that Imperial may assign its rights to any of its subsidiaries or affiliates and, in the event of an attempted assignment, except as provided herein, this Agreement shall terminate at the option of the non-assigning Party.

12.04 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For the purpose of this Agreement, the Parties hereto agree that a facsimile copy shall have the same effect as an original signature.

12.06 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

12.07 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Imperial and the Receiver. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to or affect in any manner any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.08 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

12.09 Brokers & Expenses. Except as otherwise expressly provided herein, each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each Party hereto shall be responsible for broker or similar fees arising with respect to brokers retained or engaged by such Party and shall indemnify the other Party against such fees in connection with the transactions contemplated herein. This indemnification obligation shall survive for a period of five (5) years following the Closing Date.

12.10 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated there under, unless the context requires otherwise. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance.

12.11 Consent to Jurisdiction and Service of Process. The Parties hereby submit exclusively to the jurisdiction of the state courts and the courts of the United States located in and for Warren County, Kentucky, in respect of the interpretation and enforcement of the provisions of this Agreement and any related agreement, certificate or other document delivered in connection herewith and hereby waive, and agree not to assert, any defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement and any related agreement, certificate or other document delivered in connection herewith, that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that the Acquired Assets are exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. To the extent permitted by applicable law, service of process with respect thereto may be made upon Imperial, the Receiver or the Sellers by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 12.02 hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

Imperial Petroleum, Inc. BUYER

By:	/s/ Mr. Jeffrey T. Wilson
Mr. Jeffrey T. Wilson, President

RECEIVER AND SELLERS:

By:	/s/ William Blackmon
William Blackmon, Receiver

Exhibit “A”

(Partnerships and Heartland Entities)

EXHIBIT “A”

HEARTLAND ENTITIES AND HEARTLAND PARTNERSHIPS

HEARTLAND ENTITIES

Heartland Resources, inc.

Heartland Holding Company, Inc.

Heartland Drilling, Inc.

Heartland Operating Company, Inc.

Heartland Excavating, Inc.

Heartland Investment Properties, LLC

Heartland Joint Venture, LP

Heartland Energy, LLC

Hydrocarbon Operating Company

HEARTLAND PARTNERSHIPS

Heartland - Allen #1 joint Venture, LP

Heartland - Client Appreciation Program, GP

Heartland - Coles Branch Prospect, GP

Heartland - Coles Branch #2, LP

Heartland - Coles Branch #3, LP

Heartland - Coles Branch #4 & #5, GP

Heartland - Eastern Kentucky Development GP

Heartland - Joaquin Prospect, GP

Heartland - Joaquin Prospect #2, GP

Heartland - Joaquin Prospect #3, GP

Heartland - Joaquin Prospect #4 & #5, GP

Heartland - Marathon McCoy #1 Re-Drill, GP

Heartland - Prairie Fire #1, GP

Heartland - Razorback Development, GP

Heartland - Red River Prospect, LP

Heartland - Ten Well Development, LP

Heartland - Twelve Well Development, LP

Heartland - Sugar Camp Branch Prospect, GP

Heartland - Wolff Joint Venture, LP

EXHIBIT “B”

Acquired Assets

(Partnership Interests and O&G Interests)

EXHIBIT “B”

Acquired Assets

(All right, title and interest in and unto the Partnership Interests and O&G Interests held by the entities identified herein, in accordance with the provisions of the Purchase and Sales Agreement dated September 8, 2010 by and between Imperial Petroleum, Inc. as Buyer and William Blackmon, as Receiver, and in his capacity as such, on behalf of the various Sellers as defined therein.)

HEARTLAND ENTITIES

Heartland Resources, Inc.

Hydrocarbon Operating Company a/k/a

Heartland Operating Company, Inc.

HEARTLAND PARTNERSHIPS

Heartland - Allen #1 Joint Venture, LP

Heartland - Client Appreciation Program, GP

Heartland - Coles Branch Prospect, GP

Heartland - Coles Branch #2, LP

Heartland - Coles Branch #3, LP

Heartland - Coles Branch #4 & #5, GP

Heartland - Eastern Kentucky Development GP

Heartland - Joaquin Prospect, GP

Heartland - Joaquin Prospect #2, GP

Heartland - Joaquin Prospect #3, GP

Heartland - Joaquin Prospect #4 & #5, GP

Heartland - Marathon McCoy #1 Re-Drill, GP

Heartland - Prairie Fire #1, GP

Heartland - Razorback Development, GP

Heartland - Red River Prospect, LP

Heartland - Ten Well Development, LP

Heartland - Twelve Well Development, LP

Heartland - Sugar Camp Branch Prospect, GP

Heartland - Wolff Joint Venture, LP

EXHIBIT “B”

Acquired Assets

(All right, title and interest in and unto the Partnership Interests and O&G Interests held by the entities identified herein, in accordance with the provisions of the Purchase and Sales Agreement dated August     , 2010 by and between Imperial Petroleum, Inc. as Buyer and William Blackmon, as Receiver, and in his capacity as such, on behalf of the various Sellers as defined therein.)

Permit #	Lease Name	Lease #	County	Quadranqle	Carter	Latitude	Longitude
96650	Caldwell, Willie	M149P9	Knox	Fount	20-F-69 2198FNL 0262FWL	36°56’38.00	83°45’57.00
96878	Caldwell, Wllie	M149P9	Knox	Fount	20-F-69 1500FNL 0984FWL	36°56’45.00	83°45’47.83
96895	Gambrel, Denver	M149P10	Knox	Fount	19-F-69 2166FNL 0777FEL	36°56’38.34	83°46’09.61
96985	Hinkle, Versia	M160P22	Knox	Fount	20-F-69 0696FNL 0393FEL	36°56’53.04	83°45’04.86
96986	Hinkle, Versia	M160P22	Knox	Fount	11-F-69 0690FSL 1106FEL	36°57’06.90	83°45’13.68
96987	Hinkle, Versia	M160P22	Knox	Fount	11-F-69 1470FSL 1770FEL	36°57’14.70	83°45’21.90
96988	Hinkle, Versia	M160P22	Knox	Fount	11-F-69 2556FSL 2313FEL	36°57’25.56	83°45’28.62
97023	Smith, Claude	M160P20	Knox	Scalf	16-F-70 2680FSL 942FWL	36°56’26.80	83°44’48.35
97024	Smith, Claude	M160P20	Knox	Scalf	16-F-70 2329FNL 1092FWL	36°56’37.58	83°44’46.49
97055	Mills, Joe	M160P18	Knox	Scalf	16-F-70 2809FNL 1970FEL	36°56’31.91	83°44’24.37
97085	Mills, Matt	M159P9	Knox	Scalf	06-F-70 1574FSL 1753FEL	36°58’15.74	83°44’21.69
97099	Gambrel, Denver	M149P10	Knox	Fount	19-F-69 2538FNL 1776FEL	36°56’34.62	83°46’21.97
97320	Gambrel, Denver	M149P10	Knox	Fount	19-F-69 1451FNL 1781FEL	36°56’44.49	83°46’22.03
97443	Mills, Enis	M149P11	Knox	Fount	11-F-69 1008FSL 0551FWL	36°57’10.08	83°45’53.18
97507	Hubbard, Belle	M149P12	Knox	Fount	19-F-69 0410FNL 1900FEL	36°56’55.90	83°46’23.50
97524	Davies, Theodore	M148P4	Knox	Fount	12-F-69 2019FSL 2095FEL	36°57’20.19	83°46’25.92
97531	Davies, Theodore	M148P4	Knox	Fount	12-F-69 1560FNL 2303FEL	36°57’44.40	83°46’28.49
97582	Davies, Theodore	M149P1	Knox	Fount	19-F-69 0055FNL 0589FWL	36°56’59.45	83°46’52.75
97644	Davies, Theodore	M149P4	Knox	Fount	12-F-69 2768FNL 1514FWL	36°57’32.32	83°46’41.27
97693	Hubbard, Belle	M149P12	Knox	Fount	12-F-69 0987FSL 1112FEL	36°57’09.87	83°46’13.76
97729	Davies, Theodore	M149P1	Knox	Fount	12-F-69 1991FSL 1551FWL	36°57’19.91	83°46’40.81
97757	Mills, Irene	M149P5.03	Knox	Fount	19-F-69 1637FNL 1150FWL	36°56’43.63	83°46’45.77
97758	Adkins, Leonard	M149P5.03	Knox	Fount	19-F-69 2464FNL 0458FWL	36°56’35.36	83°46’54.34
97759	Adkins, Leonard	M149P5.03	Knox	Fount	19-F-69 2417FSL 0748FWL	36°56’24.17	83°46’50.75
97760	Davies, Theodore	M148P4	Knox	Fount	12-F-69 2333FNL 1666FEL	36°57’36.67	83°46’20.61
97884	Davies, Theodore	M149P1	Knox	Fount	12-F-69 0520FSL 2319FEL	36°57’05.20	83°46’28.69

97888	Davies, Theodore	M148P1	Knox	Fount	19-F-69 0720FNL 1756FWL	36°56’52.50	83°46’38.28
98015	Collins, Tressie	M149P5.02	Knox	Fount	19-F-69 2412FSL 1836FEL	36°56’24.12	83°46’22.71
98016	Collins, Tressie	M149P5.02	Knox	Fount	19-F-69 2636FSL 1975FWL	36°56’26.36	83°46’35.57
98126	Riley, Pearl	M148P1	Knox	Fount	09-F-69 1480FSL 1180FWL	36°58’14.80	83°46’45.40
98136	Elliot, James	M134P3	Knox	Fount	09-F-69 1997FSL 0014FWL	36°58’19.97	83°46’59.83
98235	Riley, Pearl	M148P1	Knox	Fount	08-F-69 0466FSL 0786FEL	36°58’04.66	83°47’09.72
98236	Adkins, Leonard	M149P5.03	Knox	Fount	19-F-69 1432FSL 0000FWL	36°56’14.32	83°47’00.00
98263	Elliot, James	M134P3	Knox	Fount	09-F-69 2750FNL 0198FWL	36°58’32.50	83°46’57.55
98264	Elliot, James	M134P3	Knox	Fount	09-F-69 2585FNL 1229FWL	36°58’34.15	83°46’44.80
98265	Elliot, James	M134P3	Knox	Fount	08-F-69 1404FSL 1145FEL	36°58’14.04	83°47’14.17
98428	Elliot, James	M134P3	Knox	Fount	09-F-69 2805FNL 2334FWL	36°58’31.95	83°46’31.12
98571	Elliot, James	M134P3	Knox	Fount	08-F-69 2373FSL 1575FEL	36°58’23.73	83°47’19.46
98754	Patterson, W’m	M136P24	Knox	Fount	23-F-69 1289FNL 0751FWL	36°55’47.11	83°47’50.71
98785	Patterson, W’m	M136P24	Knox	Fount	17-F-69 0955FSL 1987FWL	36°56’09.55	83°48’35.42
98786	Patterson, W’m	M136P24	Knox	Fount	17-F-69 0228FSL 2136FEL	36°56’02.28	83°48’26.43
98787	Patterson, W’m	M136P24	Knox	Fount	24-F-69 0260FNL 1162FEL	36°55’57.40	83°48’14.38
98800	Patterson, W’m	M136P24	Knox	Fount	24-F-69 0751FNL 0289FEL	36°55’52.49	83°48’03.57
99031	Collins, Tressie	M149P5.02	Knox	Fount	19-F-69 2671FSL 0645FEL	36°56’25.57	83°46’07.20
99032	Caldwell, Willie	M149P9	Knox	Fount	20-F-69 2510FNL 1359FWL	36°56’34.90	83°45’43.19
99085	Caldwell, Wllie	M149P9	Knox	Fount	20-F-69 2804FSL 0360FWL	36°56’28.04	83°45’55.55
99139	Turner, Phyliss	M149P1.01	Knox	Fount	18-F-69 1232FSL 1330FEL	36°56’12.32	83°47’16.45
99140	Williamson, L.	M135P35	Knox	Fount	18-F-69 1541FSL 2277FEL	36°56’15.41	83°47’28.17
99141	Williamson, L.	M135P35	Knox	Fount	18-F-69 2861FNL 2360FEL	36°56’31.39	83°47’29.20
99142	Williamson, L.	M135P35	Knox	Fount	18-F-69 2157FNL 1647FEL	36°56’38.43	83°47’20.38
99415	Turner, Phyliss	M149P1.01	Knox	Fount	18-F-69 2730FSL 1442FEL	36°56’27.30	83°47’18.84
99416	Williamson, L.	M135P35	Knox	Fount	18-F-69 2970FSL 1502FWL	36°56’29.70	83°47’41.42
99417	Williamson, L.	M135P35	Knox	Fount	18-F-69 1967 FSL 1595FWL	36°56’19.67	83°47’40.27
99505	Helton, Daphne	M160P13	Knox	Scalf	16-F-70 0826FSL 0431FWL	36°56’08.26	83°44’54.67
99507	Creighton, Cloyd	M160P28	Knox	Fount	20-F-69 0686FNL 2421FWL	36°56’53.14	83°45’30.05
100258	Hinkle, Versia	M160P22	Knox	Fount	20-F-69 1976FNL 0930FEL	36°56’40.24	83°45’11.51

EXHIBIT “B”

Acquired Assets

(All right, title and interest in and unto the Partnership Interests and O&G Interests held by the entities identified herein, in accordance with the provisions of the Purchase and Sales Agreement dated August     , 2010 by and between Imperial Petroleum, Inc. as Buyer and William Blackmon, as Receiver, and in his capacity as such, on behalf of the various Sellers as defined therein.)

Lease List & Acreage

Lease Number	LEASE NAME	LEASE DATE	ACRES	TITLE	RECORDED	MAP&PARCEL	DATE
M149P5.03	Leonard & Carolyn Adkins	Feb. 5, 2005	200	good title	Book 99 p. 694	Map 149 p. 5.03, 5.04
M146P3.01	Anderson, Rodney & Betty	Sept. 26, 2005	50	good title	Book 101 p. 574	Map 146 parcel 3.01	38999
M170P27	Baker, Jim & Audrey	Dec. 1, 2005	35	good title	Book 102 p. 285	Map 170 parcel 27	39056
Bargo Heirs	Bargo Heirs	38422	2000	good title	Book 100 p 550	Map 159 parcel 3 & on	3/11/2005
M150P5	Bethea, Steve & Linda	38504	80	good title	Book 100 p. 565	Map 150 parcel 5	5/3/2006
	Bright, John T & Viola	38156	400	good title	Book 98 p. 269	Map	6/1/2006
M170P8	Broughton, Wayne	38191	100	good title	Book 100 p 548	Map 170 parcel 8	10/18/2006
M187P13.04	Brown, Dallas & Diane	38134		severed	Book 98 p. 57	Map 187 parcel 13.04	severed
M173P12	Brown, Dallas & James	38134	70	good title	Book 98 p. 36	Map 173 parcel 12	5/3/2006
No copy	Brown, Dallas Ray & Wendy	Oct. 20, 2004	75			Map 180 parcel 14
No copy	Brown, Delia	38151	147		Book 98 p. 70	Map 182 parcel 30
M151P12	Brown, Goble	38141		severed	Book 98 p. 60	Map 151 parcel 12	6/3/2004
M181P35.01	Brown, Stacy & Verna	Feb. 25, 2005	20	Stewart Heirs	Book 99 p. 722	Map 181 parcel 35.01	severed
M173P15	Brown, Teresa	Feb. 25, 2005	70	Stewart Heirs	Book 99 p. 698	Map 173 parcel 15	severed
M173P22	Burnett, bob & Beverly	38127	200	good title	Book 98 p. 33	Map 173 parcel 22	38840
M149P9	Caldwell, Willie	37754	140	good title	Book 96 p. 749	Map 149 parcel 9	HBP
M120P71	Callebs, Rachael	Aug. 17 2005	80	good title	Book 101 p. 504	Map 120 parcel 71	10/18/2006
no copy	Carnes, Chester & Bernice	38163		severed	Book 98 p. 103	Map 151 parcel 10	severed
M66P1	Chadwell, Mary & Glen	Nov. 14, 2005	60	good title	Book 102 p. 237	Map 66 parcel 1	11/3/2006
M160P19	Cole, Myrtle	3/17/05	2	good title	Book 99 p. 738	Map 160 parcel 19	4/17/2006
M149P5.02	Collins, Tressie	April 27, 2005	150	good title	Book 100 p. 140	Map 149 parcel 5.02	HBP
M169P3	Collins, Wanda	Aug. 17, 2005	100	good title	Book 101 p. 246	Map 169 parcel 3	8/21/2006
no copy	Cooper, Gary	38160		severed	Book 98 p. 96	Map 181 parcel 21	severed
M132P15	Crawford, Pascal & Denise	Sept. 26, 2005	50	good title	Book 101 p. 594	Map 132 parcel 15
M160P28	Creighton, Cloyd	July 22, 2004	25	good title	Book 100 p. 262	Map 160 parcel 28	39013
M148P4	Davies, Theodore	June 16, 2005	428	good title	Book 100 p 548	Map 148 parcel 4	HBP
no copy	Davies, Theodore	38505	120	good title	Book 100 p. 375	Map 148 parcel 00-X00	HBP
M149P4	Deaton, Brenda	38607	30	good title	Book 101 p. 454	Map 149 parcel 4	HBP
M180P4	DeCelle, Martha		80			Map 180 parcel 4

no copy	DeCelle, Martha		52			Map 146 parcel 22
no copy	Dixie Resources	Nov. 8, 2005	400	good title	Book 102 p. 152	Map 134 parcel 1	HBP
						Map 135 parcel
no copy	Dixon, John					Map 157 parcel 7
M179P23	Duqqer, Nancy	Sept. 2, 2004	400	good title	Book 100 p 539	Map 179 parcel 23	10/24/2006
M133P11	Dunn, Brenda & Bobby	Sept. 26, 2005	35	good title	Book 101 p. 599	Map 133 parcel 11	10/9/2006
M135P19	Elliott, Ethyl	Aug. 17, 2005	50	good title	Book 101 p. 499	Map 135 parcel 19	39013
M134P3	Elliott, James & Jane	Aug. 15, 2005	363	good title	Book 101 p. 251	Map 134 parcel 3	HbyP
M160P37	Fabian, Mildred	3/31/05		severed	Book 100 p. 132	Map 160 parcel 37	Miracle, V
M146P1	Frost, Fred	38757	200	good title	Book 102 p. 542	Map 146 parcel 1	38775
M149P10	Gambrel, Denver & Barbara	37752	90	good title	Book 96 p. 749	Map 149 parcel 10	HBP
M132P10	Gambrel, James & Joyce	Sept. 26, 2005	70	good title	Book 101 p. 584	Map 132 parcel 10	10/9/2006
no copy	Gambrel, Shawna & Robbie	38169	80		Book 98 p. 272	Map 161 parcel 43
M102P9	Garrison, David & Sheila	Nov. 28, 2006	148	good title	Book 104 p. 9	Map 102 parcel 9	39056
M102P4	Garrison, John & Helen	38626	220	good title	Book 101 p. 632	Map 102 p. 4, 5, 5.01, & 8	38657
M102P7	Garrison, John & Nettie	38591	30	good title	Book 101 p. 344	Map 102 parcel 7 & 7.01	38950
M83P2	Gilbert, Carson	Nov. 1, 2005	435	good title	Book 102 p. 121	Map 83 parcel 2	38684
M82P1	Gilbert, S.J. Estate	Dec. 14, 2005	90	good title	Book 102 p. 357	Map 82 parcel #1	39056
No copy	Goodin, Daphne & Townsley	38155	30		Book 98 p. 106	Map 162 parcel 3
No copy	Gray, Brenda	38171	275	good title	Book 98 p. 348	Map 124 parcel 8
No copy	Gray, Delbert	38142	60		Book 98 p. 54	Map 182 parcel 73.01
No copy	Gray, Virgel	38142	14		Book 98 p. 51	Map 182 parcel 71
M133P25	Gregory, Brenda Sue	38621	101	good title	Book 101 p. 604	Map 133 parcel 25	9/13/2006
M148P2	Hammons, Billy	38530	50	good title	Book 100 p. 577	Map 148 parcel 2	7/7/2006
M173P35	Hammons, Ray & Helen	38154		severed	Book 98 p. 92	Map 173 parcel 35	severed
M162P6	Hammons, John & Wurlev	38155	30		Book 98 p. 76	Map 162 parcel 6
	Harper, James	38183	82		Book 98 p. 266
M160P13	Helton, Daphne & G. Ledford	Dec. 1, 2004	160	good title	Book 100	Map 160 parcel 13	HBP
M160P22	Hinkle, Versia	37757	800	good title	Book 96 p. 743	Map 160 p. 22-26	HBP
M159P3	Hopper, J.—Trent are owners	38467	280	good title	Book 100 p. 152	Map 159 parcel 3	4/17/2006
M66P7	Hoskins, Sam	38603	240	good title	Book 101 p. 459	Map 66 p. 7 & 7.01	8/21/2006
						Map 65 parcel 4	see above
M101P3	Howell, Betty Lou	Dec. 1, 2005	140	good title	Book 102 p. 280	Map 101 parcel 3	39056
M131P3.01	Howell, Betty Lou	total 228 acres	88	good title	Book 102 p. 280	Map 131 parcel 3.01	39056
M149P12	Hubbard, Belle	April 6, 2005	200	good title	Book 100 p. 148	Map 149 parcel 12	held by prod
M135P27.01	Hubbard, Don & Deborah	38957	70	good title	Book 103 p. 531	Map 135 p. 27.01 & 28	38980
no copy	Hubbard, Jennifer	38154		severed	Book 98 p. 85	Map 182 parcel 40 ??	severed
M172P18	Hubbard, Joe & Jason	38154	462	good title	Book 98 p. 93	Map 172 parcel 18	38869
M179P22	Hubbard, Mike & Phyllis	38154	675	good title	Book 98 p. 90	Map 179-22, Map 178-1	38869
M66P4.01	launnuzzelli, Louis & Rhonda	38841	122	good title	Book 103 p. 229	Map 66 parcel #4.01	38877
M172P18	Leath, Jim & Geraldine	38154	90		Book 98 p. 79	Map 172 parcel 1	severed

M160P18.03	Ledford, Glenna	Dec. 1, 2004	24	good title	Book 100 p. 542	Map 160 parcel 18.03	39056
	King, Walter & Sue	Oct. 19, 2004	100			see E. Carter-same leas
M173P27	Maggard, Randy & Diane	38164	150		Book 98 p. 109	Map 173 parcel 27
M102P10	Manning, Sharon	38596	200	good title	Book 101 p. 382	Map 102 parcel 10	8/21/2006
M66P13.01	Merida, Authur Ray & Susan	August 31, 2005	150	good title	Book 101 p. 387	Map 66 parcel 13.01	8/21/2006
M159P1.01	Messer, Walter	8/13/04	180	good title	Book 101 p. 449	Map 159 parcel 1.01	7/19/2006
M170P7.01	Metcalfe, Monette	38195	20	good title	Book 100 p 546	Map 170 parcel 7.01	7/17/2006
M149P00.X00	Miller, Harold & Dennis	38635	83	good title	Book 101 p. 662	Map149 parcel-00.X00	held by prod
M119P39	Miller, Opal	38807	40	good title	Book 103 p. 25	Map 119 parcel 39	38812
M159P6	Mills, Ben & Armarita	5/09/06	300	good title	Book 96 p. 734	Map 159 parcel 6	5/12/2006
M160P18.01	Mills, Ben Jr.	5/9/06	35.75	good title	Book 97 p. 74	Map 160 parcel 18.01	5/12/2006
M179P12	Mills, Brenda & Jimmy	Feb. 17, 05	150	good title	Book 99 p. 702	Map 179 parcel 12	38509
M179P3	Mills, Clayton	5/11/06	100	partial	Book 99 p.690	Map179 p. 3, 9, & 10	5/12/2006
M133P35	Mills, Dallas Jr.	38579			see Arvil Trent	Map 133 parcel 35	38932
M102P30	Mills, Dallas & Vivlia	38757	100	good title	Book 102 p. 517	Map 102 parcel 30	38775
M134P13	Mills, Diana	Aug. 25, 2005	150	good title	Book 101 p. 341	Map 134 parcel 13	39056
M161P45	Mills, Don & Margaret	3/17/05	20	good title	Book 99 p. 730	Map 161 parcel 45	4/17/2006
M150P4	Mills, Don & Margaret	March 17, 05	80	good title	Book 100 p. 001	Map 150 plat 4	38824
M149P11	Mills, Enis	Oct. 6, 2004	300	good title	Book 99 p. 484	Map 149 parcel 11	HBP
M134P2	Mills, Farmer & Evelyn	Dec. 6, 2005	25	good title	Book 102 p. 329	Map 134 parcel 2	39056
M159P10	Mills, J.H.	38632	400	good title	Book 102 p. 142	Map159 parcel 10	10/9/2006
M160P18	Mills, Joe & Cathleen	37756	200	good title	Book 96 p. 740	Map 160 parcel 18	HBP
M159P8	Mills, Joe & Kathleen	April 7, 2005	40	good title	Book 100 p. 128	Map 159 parcel 8	4/5/2006
	Mills, Lee & Helen	9/11/04	98
M159P9	Mills, Matt & Billie	38109	300	good title	Book 96 p. 737	Map 159 parcel 9	HBP
M118P16	Mills, Ray	38617	100	good title	Book 101 p. 557	Map 118 parcel 16	9/13/2006
M160P49	Mills, Silas & Juanita	5/11/06	75	good title	Book 97 p. 71	Map 160 parcel 49	5/12/2006
M161P46	Mills, Tommy & April	3/17/05	20	good title	Book 99 p. 734	Map 161 parcel 46	4/17/2006
M135P10	Pastula, Betty	38846	10	good title	Book 103 p. 237	Map 135 parcel #10	38877
M121P79	Patterson, E.G.& Patsy	Sept. 29, 2005	75	good title	Book 101 p. 627	Map 121 parcel 79	9/13/2006
M126P24	Patterson, William Sr.	Oct. 29, 2005	400	good title	Book 102 p. 110	Map 136 parcel 24	38684
M134P21	Riley, Ellis	Aug. 29, 2005	40	good title	Book 101 p. 357	Map 134 parcel 21	38950
M135P15	Riley, Ellis	Aug. 29, 2005	20	good title	Book 101 p. 367	Map 135 parcel 15	38950
M148P1	Riley, Pearlie	Aug. 29, 2005	310	good title	Book 101 p. 362	Map 148 parcel 1	38614
M133P12	Root, James L.	Sept. 26, 2005	50		Book 101 p. 589	Map 133 parcel 12	9/13/2006
M66P5	Sasser, Champ & Una	Nov. 14, 2005		severed	Book 102 p. 191	Map 66 parcel 5	severed
M82P9	Schmidt, Minnie TRUST	Dec. 02, 2005	200	good title		Map 82 parcel-9	39056
M124P8	Shelton, Willie & B. Gray	38171	275	good title	Book 98 p. 275	Map 124 parcel 8
M132P8	Smith, Alvin & Marie	38621	403	good title	Book 101 p. 579	Map 132 p. 8 & 14	9/13/2006
						Map 133 parcel 6 & 18
M157P6.01	Smith, Anderson	Oct. 30, 2005	50	good title	Book 102 p. 147	Map 157 parcel 6.01	38999

M133P35	Smith, Bertha	38562	50	good title	Book 101 p. 155	Map 133 parcel 3	39013
M160P20	Smith, Claude	37783	120	good title	Book 97 p. 77	Map 160 parcel 20	HBP
M119P19	Smith, Daniel Boone & Carolyn	38804	250	good title	Book 103 p. 15	Map 119 parcel 19	38812
M180P4	Smith, Dan Boone & Cindy	38804	61	good title	Book 103 p. 20	Map 180 parcel 4	38812
	Smith, Daniel & George	Dec. 1, 2004	61			Map
M134P1.01	Smith, Dexter & Rhonda	Nov. 15, 2005	40	good title	Book 102 p. 242	Map 134 parcel 1.01	39024
M133P19	Smith, Elvis & Prudie	38562	100	good title	Book 101 p. 159	Map 133 parcel 19	39013
M133P25	Smith, Glendale & Rebecca	38562	75	good title	Book 101 p.151	Map 133 parcel 2	39013
M133P44	Smith, Golden & Cleda	38628	25	good title	Book 101 p. 672	Map 133 parcel 44 & 44.01	9/19/2006
M161P14.02	Smith, Larry Jr.	38847	22	good title	Book 103 p. 179	Map 161 parcel 14.02	38849
M161P14.02	Smith, Larry & Pansy	Sept. 8, 2005	100	good title	Book 101 p. 545	Map 161 parcel 14	38849
M161P20	Smith, Leonard & Mary	38848	38	good title	Book 103 p. 199	Map 161 parcel 20	38849
M118P	Smith, Ray Jr.		100	good title		Map118 parcel
M134P6	Smith, Raymond	Aug. 9, 2005	120	good title	Book 101 p. 217	Map 134 parcel 6	39013
M134P1.01	Smith, Rhonda & Dexter	Nov. 15, 2005	40	good title	Book102 p. 242	Map 134 parcel 1.01	39024
M169P5	Smith, Shirley & Stella	Feb. 10, 2005	100	good title	Book 99 p. 714	Map 169 parcel 5	38758
M167P7	Smith, Shirley & Stella	Feb. 10, 2005	350	good title	Book 99 p. 718	Map 167 parcel 7	38758
M169P8	Smith, Stacy	Feb. 10, 2005	200	good title	Book 99 p. 710	Map 169 parcel 8	38753
M51P12	Smith, Stella	38604	320	good title	Book 101 p. 494	Map 51 p. 12, 13.01, 16.02	38684
M65P2		Map 112 p. 27		good title	Map 52 par. 26	Map 65 par. 2.6 & 11	38684
M159P5	Smith, Verlin	3/15/05	22	good title	Book 100 p. 005	Map 159 parcel 5	4/17/2006
M178P2	Smith, Wanda(M, Wagers)	38223	400	good title	Book 100 p 532	Map 178 parcel 2	10/24/2006
M159P7	Stevens, Sandra	5/10/06	130	good title	Book 96 p. 746	Map 159 parcel 7	5/12/2006
M133P31	Taylor, Billy & Debbie	38562	130	good title	Book 101 p. 147	Map 133 p. 31 & 8.01	39013
M161P22	Townsley, Diane	38906	300	good title	Book 103 p. 361	Map 161 parcel 22	38932
M133P35	Trent, Arvil & Dallas Mills Jr.	38579	110	good title	Book 101 p. 256	Map 133 parcel 35	38932
M160P35	Trent, Carson & Sudie Mae	37757	55	good title	Book 97 p. 69	Map 160 parcel 35	38840
M149P1.01	Turner, Phyllis Carol	3/10/05	150	good title	Book 99 p. 706	Map 149 parcel 1.01	4/5/2006
M157P7	Vanderbilt, ED		495			Map 157 parcel 7
	Wagers, Mable	38223	400	good title			38521
M135P35	Williamson, Leo-Willard	38791	600	good title	Book 102 p. 655	Map 135 parcel 35	38796
M135P11	Woolum, John	Oct. 29, 2005	70	good title	Book 102 p. 105	Map135 parcel 11	38999
M66P13.01	WYNN is now Merida, Authur	38595	150	good title	Book 101 p. 387	Map 66 parcel 13.01	38950

	Total Acreage		21802

EXHIBIT “B”

Acquired Assets

(All right, title and interest in and unto the Partnership Interests and O&G Interests held by the entities identified herein, in accordance with the provisions of the Purchase and Sales Agreement dated August     , 2010 by and between Imperial Petroleum, Inc. as Buyer and William Blackmon, as Receiver, and in his capacity as such, on behalf of the various Sellers as defined therein.)

Heartland Division of Interest (Knox County, Kentucky)

Willie Caldwell #1 Permit 96650	Interest Type	Billing %	Revenue %
Heartland - Coles Branch Prospect, GP	W	100.00%	70.00%
Billy and Stella Smith	R		5.73%
Willie Caldwell	R		6.77%
Heartland Operating Co.	O		12.00%
	TOTAL	100.00%	94.50%

Denver Gambrel #1 Permit # 96895	Interest Type	Billing %	Revenue %
Beverley A Ackert	W	0.5000%	0.3500%
Georgetown Oil Georgetown Oil & Gas, LL	W	0.5000%	0.3500%
Heartland - Eastern Kentucky Development	W	48.0000%	33.6000%
Heartland - Joaquin Prospect #4 & #5, GP	W	29.7500%	20.8250%
Heartland Operating Co.	W	20.7500%	14.5250%
Richard A & Nancy A Gibson	W	0.5000%	0.3500%
Billy and Stella Smith	R		12.5000%
Heartland Operating Co.	O		12.6000%
	TOTAL	100.00%	95.10%

Versia Hinkle #1 Permit # 96985	Interest Type	Billing %	Revenue %
Beverley A Ackert	W	0.5000%	0.3500%
Georgetown Oil Georgetown Oil & Gas, LL	W	0.5000%	0.3500%
Heartland - Eastern Kentucky Development	W	48.0000%	33.6000%
Heartland - Joaquin Prospect #4 & #5, GP	W	29.7500%	20.8250%
Heartland Operating Co.	W	20.7500%	14.5250%
Richard A & Nancv A Gibson	W	0.5000%	0.3500%
Versia Hinkle	R		12.5000%
Heartland Operating Co.	O		12.6000%
	TOTAL	100.00%	95.10%

Versia Hinkle #2 Permit # 96986	Interest Type	Billing %	Revenue %
Beverley A Ackert	W	0.5000%	0.3500%
Georgetown Oil Georgetown Oil & Gas, LL	W	0.5000%	0.3500%
Heartland - Eastern Kentucky Development	W	48.0000%	33.6000%
Heartland - Joaquin Prospect #4 & #5, GP	W	29.7500%	20.8250%
Heartland Operating Co.	W	20.7500%	14.5250%
Richard A & Nancy A Gibson	W	0.5000%	0.3500%
Versia Hinkle	R		12.5000%
Heartland Operating Co.	O		12.6000%
	TOTAL	100.00%	95.10%

Versia Hinkle #3 Permit # 96987	Interest Type	Billing %	Revenue %
Beverley A Ackert	W	0.5000%	0.3500%
Georgetown Oil Georgetown Oil & Gas, LL	W	0.5000%	0.3500%
Heartland - Eastern Kentucky Development	W	48.0000%	33.6000%
Heartland - Joaquin Prospect #4 & #5. GP	W	29.7500%	20.8250%
Heartland Operating Co.	W	20.7500%	14.5250%
Richard A & Nancy A Gibson	W	0.5000%	0.3500%
Versia Hinkle	R		12.5000%
Heartland Operating Co.	O		12.6000%
	TOTAL	100.00%	95.10%

Versia Hinkle #4 Permit # 96988	Interest Type	Billing %	Revenue %
Beverley A Ackert	W	0.5000%	0.3500%
Georgetown Oil Georgetown Oil & Gas, LL	W	0.5000%	0.3500%
Heartland - Eastern Kentucky Development	W	48.0000%	33.6000%
Heartland - Joaquin Prospect #4 & #5, GP	W	29.7500%	20.8250%
Heartland Operating Co.	W	20.7500%	14.5250%
Richard A & Nancy A Gibson	W	0.5000%	0.3500%
Versia Hinkle	R		12.5000%
Heartland Operating Co.	O		12.6000%
	TOTAL	100.00%	95.10%

Claude Smith #1 Permit # 97023	Interest Type	Billing %	Revenue %
Beverley A Ackert	W	0.5000%	0.3500%
Georgetown Oil Georgetown Oil & Gas, LL	W	0.5000%	0.3500%
Heartland - Eastern Kentucky Development	W	48.0000%	33.6000%
Heartland - Joaquin Prospect #4 & #5, GP	W	29.7500%	20.8250%

Heartland Operating Co.	W	20.7500%	14.5250%
Richard A & Nancy A Gibson	W	0.5000%	0.3500%
Claude Smith	R		10.8013%
Daphne Helton and Glenna Ledford	R		0.3950%
Glenna Ledford	R		0.5063%
Myrtle Cole	R		0.7975%
Heartland Operating Co.	O		12.6000%
	TOTAL	100.00%	95.10%

Claude Smith #2 Permit # 97024	Interest Type	Billing %	Revenue %
Heartland - Appalachian Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Claude Smith	R		12.5000%
Heartland Operating Co.	O		12.6000%
	TOTAL	100.00%	95.10%

Joe Mills #1 Permit # 97055	Interest Type	Billing %	Revenue %
Beverley A Ackert	W	0.5000%	0.3500%
Georgetown Oil Georgetown Oil & Gas, LL	W	0.5000%	0.3500%
Heartland - Eastern Kentucky Development	W	48.0000%	33.6000%
Heartland - Joaquin ProsDect #4 & #5, GP	W	29.7500%	20.8250%
Heartland Operating Co.	W	20.7500%	14.5250%
Richard A & Nancy A Gibson	W	0.5000%	0.3500%
Bargo Heirs C/O Kathleen Orr, Executor	R		0.1450%
Joe and Kathleen Mills	R		12.3550%
Heartland Operating Co.	O		12.6000%
	TOTAL	100.00%	95.10%

Denver Gambrel Permit # 97320	Interest Type	Billing %	Revenue %
Heartland - Coles Branch Prospect #2, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Belle Hubbard	R		5.4638%
Billy and Stella Smith	R		6.1350%
Leonard Adkins	R		0.9013%
Heartland Operating Co.	O		12.6000%
	TOTAL	100.00%	95.10%

Enis Mills #1 Permit # 97443	Interest Type	Billing %	Revenue %
Heartland - Appalachian Development, LP	W	80.0000%	56.0000%

Heartland Operating Co.	W	20.0000%	14.0000%
Belle Hubbard	R		5.4638%
Billy and Stella Smith	R		6.1350%
Leonard Adkins	R		0.9013%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Belle Hubbard #2 Permit # 97507	Interest Type	Billing %	Revenue %
Heartland - Appalachian Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Belle Hubbard	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Theodore Davies #1 Permit # 97524	Interest Type	Billing %	Revenue %
Heartland - ADDalachian Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Theodore Davies	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Theodore Davies #3 Permit # 97531	Interest Type	Billing %	Revenue %
Burton K Arbuckle	W	1.0000%	0.7000%
Frederick and Karen Anderson	W	1.0000%	0.7000%
Heartland - Schreiber Joint Venture, GP	W	80.0000%	56.0000%
Heartland - Twelve Well Development, GP	W	15.0000%	10.5000%
Heartland Operating Co.	W	3.0000%	2.1000%
Theodore Davies	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Theodore Davies Permit # 97582	Interest Type	Billing %	Revenue %
Heartland - Seven Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Theodore Davies	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Theodore Davies #2 Permit # 97644	Interest Type	Billing %	Revenue %

Heartland - Appalachian Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Theodore Davies	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Belle Hubbard Permit # 97693	Interest Type	Billing %	Revenue %
Heartland - Coles Branch Prospect #3, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Belle Hubbard	R		11.8550%
Theodore Davies	R		0.6450%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Theodore Davies #7 Permit # 97729	Interest Type	Billing %	Revenue %
Heartland - Seven Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Theodore Davies	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Irene Mills #1 Permit # 97757	Interest Type	Billing %	Revenue %
Heartland - Employee Well Participation 2(	W	50.0000%	37.5000%
Heartland - Razorback Development, GP	W	14.2857%	10.0000%
Heartland Operating Co.	W	35.7143%	37.5000%
Dennis Miller & Janice Miller	R		2.5000%
Harold & Sue Miller	R		2.5000%
John A Miller	R		2.5000%
John E Miller	R		2.5000%
Tommy & Bobby Jean Thompson	R		2.5000%
Heartland Operating Co.	O		0.7500%
	TOTAL	100.00%	98.25%

Leonard Adkins #2 Permit # 97758	Interest Type	Billing %	Revenue %
Heartland - Seven Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Dennis Miller & Janice Miller	R		0.7808%
Harold & Sue Miller	R		0.7808%
John A Miller	R		0.7808%

John E Miller	R		0.7808%
Leonard Adkins	R		8.5963%
Tommy & Bobby Jean Thompson	R		0.7808%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Leonard Adkins #3 Permit # 97759	Interest Type	Billing %	Revenue %
Heartland - Seven Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Leonard Adkins	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Theodore Davies #6 Permit # 97760	Interest Type	Billing %	Revenue %
Heartland - Seven Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Theodore Davies	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Theodore Davies Permit # 97884	Interest Type	Billing %	Revenue %
Heartland - Twelve Well Development, GP	W	15.0000%	10.5000%
Heartland - Hinkle Branch Development, G	W	10.0000%	7.0000%
Heartland - Razorback Development, GP	W	70.0000%	49.0000%
Heartland Operating Co.	W	5.0000%	3.5000%
Thedore Davies	R		7.4325%
Belle Hubbard	R		5.0675%
Heartland Operating Co.	O		17.5000%
	TOTAL	100.00%	100.00%

Davis-Hubbard-Mills Permit # 97888	Interest Type	Billing %	Revenue %
Heartland - Ten Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Belle Hubbard	R		3.3763%
Dennis Miller & Janice Miller	R		0.6448%
Harold & Sue Miller	R		0.6448%
John A Miller	R		0.6448%
John E Miller	R		0.6448%
Ted Davies	R		5.9000%

Tommy & Bobby Jean Thompson	R		0.6448%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Tressie Collins #1 Permit # 98015	Interest Type	Billing %	Revenue %
Heartland - Seven Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Tressie Collins	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Tressie Collins #2 Permit # 98016	Interest Type	Billing %	Revenue %
Heartland - Seven Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Tressie Collins	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Pearl Riley #1 Permit # 98126	Interest Type	Billing %	Revenue %
Heartland - Sugar Camp Branch Prospect,	W	14.0000%	9.8000%
Heartland - Razorback Development, GP	W	85.7143%	60.0000%
Heartland Operating Co.	W	0.2857%	0.2000%
Pearl Riley	R		12.5000%
Heartland Operating Co.	O		17.5000%
	TOTAL	200.00%	197.20%

James Elliot #1 Permit # 98136	Interest Type	Billing %	Revenue %
Heartland - Ten Well Development, LP	W	80.0000%	56.0000%
Heartland - Twelve Well Development, GP	W	80.0000%	10.5000%
Heartland Operating Co.	W	5.0000%	3.5000%
James Elliot	R		10.9675%
Pearlie Riley	R		1.5325%
Heartland Operating Co.	O		14.7000%
	TOTAL		97.20%

Pearl Riley #2 Permit # 98235	Interest Type	Billing %	Revenue %
Heartland - Sugar Camp Branch Prospect,	W	14.0000%	9.8000%
Heartland - Razorback Development, GP	W	85.7143%	60.0000%
Heartland Operating Co.	W	0.2857%	0.2000%

Pearlie Riley	R		11.9800%
James Elliot	R		0.5200%
Heartland Operating Co.	O		17.5000%
	TOTAL	100.00%	100.00%

Leonard Adkins #6 Permit # 98236	Interest Type	Billing %	Revenue %
Heartland - Razorback Development, GP	W	30.0000%	21.0000%
Heartland Operating Co.	W	7.5000%	5.2500%
K.E. & Margaret Allen	W	62.5000%	50.0000%
Brenda Deaton	R		2.6413%
Leonard Adkins	R		9.8588%
Heartland Operating Co.	O		11.2500%
	TOTAL	100.00%	100.00%

James Elliot #2 Permit # 98263	Interest Type	Billing %	Revenue %
Heartland - Sugar Camp Branch Prospect,	W	14.0000%	9.8000%
Heartland - Razorback Development, GP	W	85.7143%	60.0000%
Heartland Operating Co.	W	0.2857%	0.2000%
James Elliot	R		12.5000%
Heartland Operating Co.	O		17.5000%
	TOTAL	100.00%	100.00%

James Elliot #3 Permit # 98264	Interest Type	Billing %	Revenue %
Heartland - Ten Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
James Elliot	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

James Elliot #4 Permit # 98265	Interest Type	Billing %	Revenue %
Heartland - Sugar Camp Branch Prospect,	W	14.0000%	9.8000%
Heartland - Razorback Development, GP	W	85.7143%	60.0000%
Heartland Operating Co.	W	0.2857%	0.2000%
James Elliot	R		11.7925%
Pearlie Riley	R		0.7075%
Heartland Operating Co.	O		17.5000%
	TOTAL	100.00%	100.00%

James Elliot #5 Permit # 98428	Interest Type	Billing %	Revenue %

Heartland - Ten Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
James Elliot	R		8.0213%
Pearlie Riley	R		4.4788%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

James Elliot #6 Permit # 98571	Interest Type	Billing %	Revenue %
Beverley A Ackert	W	0.5000%	0.3500%
Georgetown Oil Georgetown Oil & Gas, LL	W	0.5000%	0.3500%
Heartland - Eastern Kentucky Developmer	W	48.0000%	33.6000%
Heartland - Joaquin Prospect #4 & #5, GP	W	29.7500%	20.8250%
Richard A & Nancy A Gibson	W	0.5000%	0.3500%
William R Siefring Trust	W	20.7500%	25.0000%
James Elliot	R		4.2850%
John Smith	R		5.1088%
June Dixon	R		3.1063%
Heartland Operating Co.	O		4.6250%
	TOTAL	100.00%	97.60%

William Patterson #4 Permit # 98754	Interest Type	Billing %	Revenue %
Heartland - Ten Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
William Patterson	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

William Patterson #1 Permit # 98785	Interest Type	Billing %	Revenue %
Heartland - Ten Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
William Patterson	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL		97.20%

William Patterson #2 Permit # 98786	Interest Type	Billing %	Revenue %
Heartland - Employee Well #2, GP	W	50.0000%	37.5000%
Heartland - Razorback Development, GP	W	30.0000%	21.0000%
Heartland Operating Co.	W	2.1429%	1.5000%
Wiliam R Siefring Trust	W	17.8571%	12.5000%

William Patterson	R		12.5000%
Heartland Operating Co.	O		15.0029%
	TOTAL	100.00%	100.00%

William Patterson #3 Permit # 98787	Interest Type	Billing %	Revenue %
Heartland - Ten Well Development, LP	W	80.0000%	56.0000%
Heartland - Twelve Well Development, GP	W	15.0000%	10.5000%
Heartland Operating Co.	W	5.0000%	3.5000%
William Patterson	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

William Patterson #5 Permit # 98800	Interest Type	Billing %	Revenue %
Heartland - Pruitt & George Joint Venture,	W	80.0000%	56.0000%
Heartland Operating Co.	W	2.1429%	1.5000%
Wiliam R Siefring Trust	W	17.8571%	12.5000%
William Patterson	R		12.5000%
Heartland Operating Co.	O		17.5000%
	TOTAL	100.00%	100.00%

Tressie Collins #3 Permit # 99031	Interest Type	Billing %	Revenue %
Heartland - Client Appreciation Program, G	W	74.3750%	52.0625%
Heartland - Twelve Well Development, GP	W	15.0000%	10.5000%
Heartland Operating Co.	W	10.6250%	7.4375%
Tressie Collins	R		10.3788%
Denver Gambrel	R		2.1213%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Phyliss Turner #2 Permit # 99139	Interest Type	Billing %	Revenue %
Heartland - Client Appreciation Program, G	W	74.3750%	52.0625%
Heartland - Twelve Well Development, GP	W	15.0000%	10.5000%
Heartland Operating Co.	W	10.6250%	7.4375%
Phyliss Turner	R		12.1600%
Leonard Williamson	R		0.3050%
Brenda Deaton	R		0.0350%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Leonard Williamson #4 Permit # 99140	Interest Type	Billing %	Revenue %
Heartland - Ten Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Leonard Williamson	R		11.9250%
Phyliss Turner	R		0.5750%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Leonard Williamson #5 Permit # 99141	Interest Type	Billing %	Revenue %
Heartland - Wollf Joint Venture, LP	W	80.0000%	56.0000%
Heartland - Twelve Well Development, GP	W	15.0000%	10.5000%
Heartland Operating Co.	W	5.0000%	3.5000%
Leonard Williamson	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Leonard Williamson #6 Permit # 99142	Interest Type	Billing %	Revenue %
Heartland - Client Appreciation Program, G	W	74.3750%	52.0625%
Heartland - Twelve Well Development, GP	W	15.0000%	10.5000%
Heartland Operating Co.	W	10.6250%	7.4375%
Leonard Williamson	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Willie Caldwell #4 Permit # 99032	Interest Type	Billing %	Revenue %
Heartland - Coles Branch Prospect #4 & #	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Willie Caldwell	R		12.5000%
Heartland Operating Co.	O		14.7000%
Michael D Parsley	O		2.8000%
	TOTAL	100.00%	100.90%

Willie Caldwell #3 Permit # 99085	Interest Type	Billing %	Revenue %
Heartland - Coles Branch Prospect #4 & #	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Denver Gambrel	R		2.1700%
Willie Caldwell	R		10.3300%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Phyliss Turner #3 Permit # 99415	Interest Type	Billing %	Revenue %
Heartland - Ten Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Phliss Turner	R		6.5588%
Leonard Williamson	R		5.9413%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Leonard Williamson #8 Permit # 99416	Interest Type	Billing %	Revenue %
Heartland - Client Appreciation Program, G	W	74.3750%	52.0625%
Heartland - Twelve Well Development, GP	W	15.0000%	10.5000%
Heartland Operating Co.	W	10.6250%	7.4375%
Leonard Williamson	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Leonard Williamson #9 Permit # 99417	Interest Type	Billing %	Revenue %
Heartland - Client Appreciation Program, G	W	74.3750%	52.0625%
Heartland - Twelve Well Development, GP	W	15.0000%	10.5000%
Heartland Operating Co.	W	10.6250%	7.4375%
Leonard Williamson	R		12.5000%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Daphne Helton #2 Permit # 99505	Interest Type	Billing %	Revenue %
Heartland - Ten Well Development, LP	W	80.0000%	56.0000%
Heartland Operating Co.	W	20.0000%	14.0000%
Daphne Helton	R		12.1113%
Claude Smith	R		0.3888%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.00%	97.20%

Cloyd Creighton #1 Permit # 99507	Interest Type	Billing %	Revenue %
Beverley A Ackert	W	0.5000%	0.3500%
Georgetown Oil Georgetown Oil & Gas, LL	W	0.5000%	0.3500%
Heartland - Eastern Kentucky Developmer	W	48.0000%	33.6000%
Heartland - Joaquin Prospect #4 & #5, GP	W	29.7500%	20.8250%
Heartland - Razorback Development, GP	W	14.2857%	10.0000%

Heartland Operating Co.	W	6.4643%	4.5250%
Richard A & Nancy A Gibson	W	0.5000%	0.3500%
Cloyd Creighton	R		9.6088%
Versia Hinkle	R		2.7250%
Enis Mills	R		0.1663%
Heartland Operating Co.	O		14.7000%
	TOTAL	100.0000%	97.2000%

Versia Hinkle #6 Permit # 100258	Interest Type	Billing %	Revenue %
Heartland - Twelve Well Development, GP	W	15.0000%	10.5000%
Heartland - Hinkle Branch Development, G	W	10.0000%	7.0000%
Heartland - Razorback Development, GP	W	70.0000%	49.0000%
Heartland Operating Co.	W	5.0000%	3.5000%
Versia Hinkle	R		12.5000%
Heartland Operating Co.	O		17.5000%
	TOTAL	100.00%	100.00%

Exhibit “C”

(Joint Operating Agreement)

OPERATING AGREEMENT

DATED

September 1, 2010 ,

                     year

OPERATOR	Imperial Petroleum, Inc.

CONTRACT AREA	All wells acquired from and subsequently drilled or completed on acreage previously owned by Hydrocarbon Operating Company or Heartland Resources, Inc. and covered in the AMI Included on Exhibit “A”

County of Knox, STATE OF	Kentucky

TABLE OF CONTENTS

Article	Title	Page
I.	DEFINITIONS	1
II.	EXHIBITS	2
III.	INTERESTS OF PARTIES	3
	A. OIL AND GAS INTERESTS:	3
	B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:	3
	C. SUBSEQUENTLY CREATED INTERESTS:	3
IV.	TITLES	3
	A. TITLE EXAMINATION:	3
	B. LOSS OR FAILURE OF TITLE:	4
	1. Failure of Title	3
	2. Loss by Non-Payment or Erroneous Payment of Amount Due	4
	3. Other Losses	5
	4. Curing Title	5
V.	OPERATOR	5
	A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR:	5
	B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:	5
	1. Resignation or Removal of Operator	5
	2. Selection of Successor Operator	5
	3. Effect of Bankruptcy	7
	C. EMPLOYEES AND CONTRACTORS:	7
	D. RIGHTS AND DUTIES OF OPERATOR:	7
	1. Competitive Rates and Use of Affiliates	7
	2. Discharge of Joint Account Obligations	7
	3. Protection from Liens	7
	4. Custody of Funds	7
	5. Access to Contract Area and Records	7
	6. Filing and Furnishing Governmental Reports	7
	7. Drilling and Testing Operations	5
	8. Cost Estimates	8
	9. Insurance	8
VI.	DRILLING AND DEVELOPMENT	9
	A. INITIAL WELL:	9
	B. SUBSEQUENT OPERATIONS:	9
	1. Proposed Operations	9
	2. Operations by Less Than All Parties	9
	3. Stand-By Costs	10
	4. Deepening	11
	5. Sidetracking	11
	6. Order of Preference of Operations	12
	7. Conformity to Spacing Pattern	12
	8. Paying Wells	12
	C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:	12
	1. Completion	9
	2. Rework, Recomplete or Plug Back	9
	D. OTHER OPERATIONS:	9
	E. ABANDONMENT OF WELLS:	12
	1. Abandonment of Dry Holes	12
	2. Abandonment of Wells That Have Produced	13
	3. Abandonment of Non-Consent Operations	10
	F. TERMINATION OF OPERATIONS:	13
	G. TAKING PRODUCTION IN KIND:	13
	(Option 1) Gas Balancing Agreement	10
	(Option 2) No Gas Balancing Agreement	13
VII.	EXPENDITURES AND LIABILITY OF PARTIES	14
	A. LIABILITY OF PARTIES:	14
	B. LIENS AND SECURITY INTERESTS:	14
	C. ADVANCES:	15

ii

	D. DEFAULTS AND REMEDIES:	15
	1. Suspension of Rights	16
	2. Suit for Damages	16
	3. Deemed Non-Consent	16
	4. Advance Payment	16
	5. Costs and Attorneys’ Fees	16
	E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:	16
	F. TAXES:	17
VIII.	ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST	17
	A. SURRENDER OF LEASES:	17
	B. RENEWAL OR EXTENSION OF LEASES:	18
	C. ACREAGE OR CASH CONTRIBUTIONS:	18
	D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:	15
	E. WAIVER OF RIGHTS TO PARTITION:	18
	F. PREFERENTIAL RIGHT TO PURCHASE:	15
IX.	INTERNAL REVENUE CODE ELECTION	18
X.	CLAIMS AND LAWSUITS	19
XI.	FORCE MAJEURE	19
XII.	NOTICES	19
XIII.	TERM OF AGREEMENT	19
XIV.	COMPLIANCE WITH LAWS AND REGULATIONS	20
	A. LAWS, REGULATIONS AND ORDERS:	20
	B. GOVERNING LAW:	20
	C. REGULATORY AGENCIES:	20
XV.	MISCELLANEOUS	20
	A. EXECUTION:	20
	B. SUCCESSORS AND ASSIGNS:	20
	C. COUNTERPARTS:	20
	D. SEVERABILITY	21
XVI.	OTHER PROVISIONS	21

iii

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between Imperial Petroleum Inc., hereinafter designated and referred to as “Operator,” and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as “Non-Operator,” and collectively as “Non-Operators.”

WITNESSETH:

WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit “A,” and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term “AFE” shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

B. The term “Completion” or “Complete” shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

C. The term “Contract Area” shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit “A.”

D. The term “Deepen” shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

E. The terms “Drilling Party” and “Consenting Party” shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

F. The term “Drilling Unit” shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

G. The term “Drillsite” shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

H. The term “Initial Well” shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

I. The term “Non-Consent Well” shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

J. The terms “Non-Drilling Party” and “Non-Consenting Party” shall mean a party who elects not to participate in a proposed operation.

K. The term “Oil and Gas” shall mean oil, gas, casing head gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

L. The term “Oil and Gas Interests” or “Interests” shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

M. The terms “Oil and Gas Lease,” “Lease” and “Leasehold” shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

N. The term “Plug Back” shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

O. The term “Recompletion” or “Recomplete” shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

P. The term “Rework” shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

Q. The term “Sidetrack” shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

R. The term “Zone” shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the word “person” includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

ARTICLE II.

EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

    x     A. Exhibit “A,” shall include the following information:

(1) Description of lands subject to this agreement,

(2) Parties to agreement with addresses and telephone numbers for notice purposes,

(3) Percentages or fractional interests of parties to this agreement,

           B. Exhibit “B”; The Oil and Gas Leases

    x     C. Exhibit “C,” Accounting Procedure.

If any provision of any exhibit, is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

ARTICLE III.

INTERESTS OF PARTIES

A. Oil and Gas Interests:

If any party owns an Oil and Gas Interest in the Contract Area, that Interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of Oil and Gas Lease attached hereto as Exhibit “B,” and the owner thereof shall be deemed to own both royalty interest in such lease and the interest of the lessee there under.

B. Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit “A.” In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area and shall indemnify, defend and hold the other parties free from any liability there for.

No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party’s lessor or royalty owner, and if such other party’s lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties’ undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C. Subsequently Created Interests:

If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a “Subsequently Created Interest.” Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit “A,” such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party’s Lease or Interest to exceed the amount stipulated in Article III.B. above.

The party whose interest is burdened with the Subsequently Created Interest (the “Burdened Party”) shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability there for. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

ARTICLE IV.

TITLES

A. Title Examination:

Title examination shall be made on the oil and gas wells and leases prior to commencement of operations., The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases.

Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit “C.”

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

B. Loss or Failure of Title:

2. Loss by Non-Payment or Erroneous Payment of Amount Due: If, through mistake or oversight, any rental, shut-in well payment, minimum royalty or royalty payment, or other payment necessary to maintain all or a portion of an Oil and Gas Lease or interest is not paid or is erroneously paid, and as a result a Lease or Interest terminates, there shall be no monetary liability against the party who failed to make such payment. Unless the party who failed to make the required payment secures a new Lease or Interest covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties reflected on Exhibit “A” shall be revised on an acreage basis, effective as of the date of termination of the Lease or Interest involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the Lease or Interest which has terminated. If the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of Oil and Gas attributable to the lost Lease or Interest, calculated on an acreage basis, for the development and operating costs previously paid on account of such Lease or Interest, it shall be reimbursed for unrecovered actual costs previously paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to effect reimbursement

(a) Proceeds of Oil and Gas produced prior to termination of the Lease or Interest, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, previously accrued to the credit of the lost Lease or Interest, on an acreage basis, up to the amount of unrecovered costs;

(b) Proceeds of Oil and Gas, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, up to the amount of unrecovered costs attributable to that portion of Oil and Gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such Lease or Interest termination, would be attributable to the lost Lease or Interest on an acreage basis and which as a result of such Lease or Interest termination is credited to other parties, the proceeds of said portion of the Oil and Gas to be contributed by the other parties in proportion to their respective interests reflected on Exhibit “A”; and,

(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the Lease or Interest lost, for the privilege of participating in the Contract Area or becoming a party to this agreement.

3. Other Losses: All losses of Leases or Interests committed to this agreement, other than those set forth in Articles IV.B.1. and IV.B.2. above, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit “A.” This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

4. Curing Title: In the event of a Failure of Title under Article IV.B.1. or a loss of title under Article IV.B.2. above, any Lease or Interest acquired by any party hereto (other than the party whose interest has failed or was lost) during the ninety (90) day period provided by Article IV.B.1. and Article IV.B.2. above covering all or a portion of the interest that has failed or was lost shall be offered at cost to the party whose interest has failed or was lost, and the provisions of Article VIII.B. shall not apply to such acquisition.

ARTICLE V.

OPERATOR

A. Designation and Responsibilities of Operator:

Imperial Petroleum. Inc. shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight (48) hours of its receipt of the notice. For purposes hereof, “good cause” shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.

Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o’clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A”; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator’s records and data shall be charged to the joint account.

3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A.” In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit “A.”

C. Employees and Contractors:

The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D. Rights and Duties of Operator:

1. Competitive Rates and Use of Affiliates: If it so desires, Operator may employ its own tools and equipment, but its charges there for shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit “C.” Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from liens and encumbrances resulting there from except for those resulting from a bona fide dispute as to services rendered or materials supplied.

4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator’s sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production there from, including Operator’s books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator’s conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator’s records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit “C.”

6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

7. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

8. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit “C.” Operator shall also carry or provide insurance for the benefit of the joint account of the parties. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

ARTICLE VI.

DRILLING AND DEVELOPMENT

A. Initial Well:

On or before the 30th day of September     , 2010, Operator shall commence production of the wells at the following location: Wells previously operated by Hydrocarbon Operating Company and located in Knox county, Kentucky that are capable of production.

B. Subsequent Operations:

1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area other than the Initial Well, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with Article VI.B.4. in the event of a Deepening operation and in accordance with Article VI.B.5. in the event of a Sidetracking operation.

2. Operations by Less Than All Parties:

(a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than 30 days after the expiration of the notice period of 15 days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties;

Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party’s interest as shown on Exhibit “A” or (ii) designate Operator to assume each Non-Consenting Parties’ position in the proposed operation as further described in article XVI “Other Provisions” pursuant to Operator’s acknowledgement thereof.

(b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. Upon commencement of operations for the Drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to the Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party’s interest in the well and share of production there from or, in the case of a Reworking, Sidetracking, Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non-Consenting Party’s interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

(i) 500% of each such Non-Consenting Party’s share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 300% of each such Non-Consenting Party’s share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party’s relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party’s share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

(ii) 500% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

(d) Recoupment Matters. During the period of time the Consenting Parties are entitled to receive Non-Consenting Party’s share of production, or the proceeds there from, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party’s share of production not excepted by Article III.C.

In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

The party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well’s working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

If and when the Consenting Parties recover from a Non-Consenting Party’s relinquished interest the amounts provided for above, all of the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own its interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit “C” attached hereto.

3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party’s notice proposing a Reworking, Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all Consenting Parties.

In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all the electing parties.

4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.l. (“Initial Objective”). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non-Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

(a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party’s share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

(b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties’ proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit “C.” If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening

The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

(a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

(b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party’s proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party’s proportionate share of the cost of the well’s salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit “C.”

6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party’s alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice with in such period shall be deemed an election not to participate in the prevailing proposal.

7. Conformity to Spacing Pattern. Notwithstanding the provisions of this Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C. Completion of Wells; Reworking and Plugging Back: and D. Other Operations:

Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Twenty Thousand Dollars ($ 20,000.00) except in connection with the Drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Twenty Thousand Dollars ($ 20,000.00)

E. Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well Drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well’s salvable material and equipment, determined in accordance with the provisions of Exhibit “C,” less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well’s salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit “B.” The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

F. Termination of Operations:

Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing 50% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. Taking Production in Kind:

☒	Option No. 2: No Gas Balancing Agreement:

Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditures incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator’s surface facilities which it uses.

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil and/or Gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator’s election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10) -day period. Any purchase or sale by Operator of any other party’s share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

Any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement. The sale or delivery by Operator of a non-taking party’s share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.

All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm’s-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

B. Liens and Security Interests:

Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party’s leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted there from and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising there from, and all proceeds and products of the foregoing.

To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform

Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party’s share of Oil and Gas until the amount owed by such party, plus interest as provided in “Exhibit C,” has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party’s share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

If any party fails to pay its share of cost within 30 days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics’ or materialmen’s lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C. Advances:

Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit “C” until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Defaults and Remedies:

If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII. D., all notices and elections shall be delivered only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit “C” attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C, as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to Article VII.D.2.

Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit “C,” provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party’s anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

5. Costs and Attorneys’ Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney’s fee, which the lien provided for herein shall also secure.

E. Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party’s working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit “C.”

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit “C.”

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party’s share of Oil and Gas produced under the terms of this agreement.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Surrender of Leases:

The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit “B.” Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter’s interest in any well’s salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit “C,” less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor’s, lessor’s or surrendering party’s interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B. Renewal or Extension of Leases:

If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interest held at that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit “A,” but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C. Acreage or Cash Contributions:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside Contract Area. If any party contracts for any consideration relating to disposition of such party’s share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

ARTICLE IX.

INTERNAL REVENUE CODE ELECTION

If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit “G” or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter “K,” Chapter 1, Subtitle “A,” of the Internal Revenue Code of 1986, as amended (“Code”), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation §1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract

Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter “K,” Chapter 1, Subtitle “A,” of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

ARTICLE X.

CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Twenty Five Thousand Dollars ($ 25,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be a the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

ARTICLE XI.

FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term “force majeure,” as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

ARTICLE XII.

NOTICES

All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit “A.” All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. “Receipt” for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

ARTICLE XIII.

TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

☐	Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

☒	Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in the Completion of a well as a well capable of production of Oil and/or Gas in paying quantities, this agreement shall continue in force so long as any such well is capable of production.

The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator’s interest, upon request of Operator, if Operator has satisfied all its financial obligations.

ARTICLE XIV.

COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B. Governing Law:

This agreement and all matters pertaining hereto, including but not limited to matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of Kentucky shall govern.

C. Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator’s interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator’s share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

ARTICLE XV.

MISCELLANEOUS

A. Execution:

This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by the duly appointed Receiver for the Heartland Defendant Entities and Partnerships and such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit “A” as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI. A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit “A” as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B. Successors and Assigns:

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C. Counterparts:

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D. Severability:

For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

ARTICLE XVI.

OTHER PROVISIONS

WILLIAM B. BLACKMON, in his capacity as the duly appointed Receiver for the Heartland Defendant Entities and Partnerships pursuant to an Order of the United States District Court for the Western District of Kentucky dated November 17, 2009, and whose address is 209 North 24th Street, Middlesboro, Kentucky, 40965 is executing this Joint Operating Agreement on behalf of those Non-Operators that received and consented to the acceptance of an assignment of direct working and net revenue interests in and unto the wells and leases included in the Contract Area and in connection with the sale and liquidation of the assets of the Heartland Defendant Entities and Partnerships under the authority granted to the Receiver pursuant to an Order of the United States District Court for the Western District of Kentucky dated November 17, 2009.

IN WITNESS WHEREOF, this agreement shall be effective as of the 1st day of September, 2010.

ATTEST OR WITNESS:		OPERATOR

Imperial Petroleum, Inc.

	By	/s/ Jeffrey T. Wilson

Jeffrey T. Wilson
Type or print name

Title President

Date August , 2010

Tax ID or S.S. No.

ON BEHALF OF NON-OPERATORS
WILLIAM B. BLACKMON AS RECEIVER

By

Type or print name of Non-Operator

Type or print name of Non-Operator

Type or print name of Non-Operator

Type or print name of Non-Operator

ACKNOWLEDGMENTS

Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts. The validity and effect of these forms in any state will depend upon the statutes of that state.

Individual acknowledgment:

State of                                 )

                                               ) ss.

County of                             )

This instrument was acknowledged before me on

by

(Seal, if any)

Title (and Rank)

My commission expires:

Imperial Disclosure Schedule

1. No disclosures.

Seller’s Disclosure Schedule

1. Claims asserted in the Bankruptcy.

2. Claims asserted in the Clayton Case, including the Clayton Judgment.

3. See below claims or notices thereof, received by the Receiver, relative to the Sellers.

Haynes Family LP 1

Creditor	Date of Invoice	Amount Due
KY Department of Revenue – Case No. 000543318	5/28/10	296.18

Heartland Ten Well Development LP

Creditor	Date of Invoice	Amount Due
KY Department of Revenue – Case No. 000543318	2/2/10	249.65

Heartland Allen No. 1 Joint Venture LP

Creditor	Date of Invoice	Amount Due
KY Department of Revenue – Case No. 000585678	4/10/10	295.36
Knox County Sheriff	3/25/10	168.52

Heartland Alpine Prospect LP

KY Department of Revenue – Case No. 000585632	2/8/10	293.53

Heartland Appalachian Development LLP

Creditor	Date of Invoice	Amount Due
Knox County Sheriff	3/28/10	2,482.43
KY Department of Revenue – Case No. 000585664	3/9/10	294.23

Heartland Client Appreciation Pro

Creditor	Date of Invoice	Amount Due
Knox County Sheriff	3/28/10	731.36

Heartland Coles Branch

Creditor	Date of Invoice	Amount Due
Knox County Sheriff	3/25/10	502.96
Knox County Sheriff	3/25/10	510.37
Knox County Sheriff	3/25/10	475.51

Heartland Coles Branch Prospect No. 2 LP

Creditor	Date of Invoice	Amount Due
KY Department of Revenue – Case No. 000585687	3/9/10	294.23

Heartland Coles Branch Prospect No. 3 LP

Creditor	Date of Invoice	Amount Due
KY Department of Revenue – Case No. 000585696	3/9/10	294.30

Heartland Drilling Inc

Creditor	Date of Invoice	Amount Due
Div. of Unemployment Insurance	2/4/10	11,757.82
City of Bowling Green	3/8/10	Not disclosed
Warren County Schools Occupational Tax Office	3/26/10 7-29-10	46.31
KY Dept. of Revenue	3/23/10	1,040.00
IRS	8/2/10	105,822.33
IRS	8/2/10	261.62
IRS	8/16/10	11,297.61
IRS	8/2/10	20,260.82
IRS	8/2/10	18,746.01
IRS	8/2/10	48,871.89

Heartland Eastern Kentucky Development

Creditor	Date of Invoice	Amount Due
Knox County Sheriff	3/25/10	3,407.65

Heartland Excavating Inc

Creditor	Date of Invoice	Amount Due
Warren County Clerk	2/15/10	Not disclosed
City of Bowling Green	3/8/10	Not disclosed
Ky. Dept. of Revenue	3/23/10	1,040.00
Division of Unemployment Insurance	3/26/10	10,301.71
Caterpillar Financial Services Corporation	7/7/10	27,029.06
IRS	8/2/10	3,239.79
IRS	8/2/10	26,840.20
IRS	8/2/10	11,154.34
IRS	8/2/10	140.00
IRS	8/2/10	28,093.92
IRS	8/2/10	20,234.59

Heartland Joaquin Prospect 4 and 5

Creditor	Date of Invoice	Amount Due
Knox County Sheriff	3/25/10	2,113.94

Heartland Holding Co. Inc.

Creditor	Date of Invoice	Amount Due
Ascension Financial Solutions, Inc.	1/12/10	35,662.00
City of Bowling Green	3/8/10	Not disclosed
Internal Revenue Service	3/1/10	6.16
Internal Revenue Service	3/8/10	2.80
Internal Revenue Service	7/19/10	16,328.35
Warren County Schools Occupational Tax Office	3/26/10	10.00

Heartland Operating

Creditor	Date of Invoice	Amount Due
Winlectric Company	1/25/10	2,527.83
Heartland Publications LLC Middlesboro Daily News	2/28/10	192.66
Knox County Sheriff	3/25/10	10,269.84

Heartland Pruitt George JV

Knox County Sheriff	3/25/10	517.79

Heartland Razorback Development

Creditor	Date of Invoice	Amount Due
Knox County Sheriff	3/25/10	874.77

Heartland Red River Prospect LP

Creditor	Date of Invoice	Amount Due
KY Department of Revenue – Claim No. 000599118	4/9/10	301.77

Heartland Resources Inc – In Bankruptcy – 09-109 17.

Creditor	Date of Invoice	Amount Due
Bluegrass Cellular	1/7/10	1,613.35
Broderick & Associates	1/15/10	2,001.62
Broderick & Associates	1/15/10	889.38
Broderick & Associates	1/15/10	19,985.51
Blue Dot Energy Services, LLC	2/24/10	20,715.95
Givens International Drilling Supplies	2/28/10	11,404.76
Salem Tool, Inc.	5/3/10	1,377.35
City of Bowling Green	3/8/10	Not disclosed
Warren Co. Clerk	n/a	106.07
Ky. Dept. of Revenue	3/23/10	1,040.00
De Lage Landen Financial Service and Heartland Resources	4/6/10	20,254.20

Heartland Seven Well Development LLP

Creditor	Date of Invoice	Amount Due
KY Department of Revenue – Case No. 000585617	3/9/10	294.30
Knox County Sheriff	3/28/10	1,977.67

Heartland Sugar Camp Prospect

Knox County Sheriff	3/25/10	134.82

Heartland Ten Well Development LP

Creditor	Date of Invoice	Amount Due
KY Department of Revenue – Case No. 000585683	4/9/10	301.77
Knox County Sheriff	3/25/10	3,499.73

Heartland Twelve Well Development

Creditor	Date of Invoice	Amount Due
Knox County Sheriff	3/25/10	387.49

Heartland Wolffe Joint Venture LP

Creditor	Date of Invoice	Amount Due
KY Department of Revenue – Case No. 000585637	3/9/10	304.26
Knox County Sheriff	3/25/10	304.87

Hydrocarbon Operating Co Inc. – In Bankruptcy 09-10918

Creditor	Date of Invoice	Amount Due
City of Bowling Green	12/21/09	226.85
City of BG	12/21/09	452.45
City of BG	12/21/09	223.89
City of BG	12/21/09	229.35
City of BG	12/21/09	180.36
U.S. Trustee	2/12/10	982.38
City of Barbourville	2/15/10	31.43
City of Barbourville	2/12/10	69.30
Warren County Clerk	2/15/10	2.97
Warren County Clerk	2/15/10	104.02
City of Bowling Green	2/25/10	494.30 (almost half of amount is interest and penalties)
Capital One Bank (USA), N.A. fka Capital	3/10/10 – Ltr advising of one-time settlement offer in conjunction with IRS tax season	8,940.50
Ford Motor Credit Company, LLC	3/10/10 – Ltr advising of one-time settlement offer in conjunction with IRS tax season	6,269.16

Ky Dept. of Revenue	3/17/10 - mailed	1,040.00

Stewart Family No. 1 LP

Creditor	Date of Invoice	Amount Due
Ky. Dept. of Revenue Case No. 000543189	8/6/10	7,396.02

Stewart Family Trust (David Stewart, Trustee)

Creditor	Date of Invoice	Amount Due
IRS	8/2/10	74,059.60
IRS	8/2/10	149,736.12

Stewart and Haynes Prop, Ltd.

Creditor	Date of Invoice	Amount Due
Warren County Schools Occupational Tax Office	3/26/10	10.00

Sellers’ Hand Assets List

Below is a non-exhaustive list of Heartland assets that the Receiver has reason to believe belong to certain of the entities comprising Sellers. The Receiver cannot and does not provide any representations or warranties as to the condition of the assets, the location of the assets, claims against the assets, or even as to title to the assets. The below list is being provided for informational purposes only.

See attached list of assets.

HYDROCARBON GATHERING SYSTEM

Lines have not been verified in field; information relies solely on Hydrocarbon office files. All pipe listed is believed to be PVC.

Installed gas lines

1. 6” 47,627 ft

2. 4” 6,662 ft

3. 3” 5,343 ft

4. 2” 13,588 ft

Compressor station

Ingersoll 1968 11  3/4” bore, 12” stroke De-hydration equipment

HEARTLAND/HYDROCARBON EQUIPMENT

LOCATED AT KYTX YARD, GRAY, KY 12/9/2009

TRUCKS

1	Dodge 1500
2	Ford F150 4x4
3	Chevrolet 2500 4x4 1989
4	Chevrolet 1500 1999
5	Peterbilt water truck
6	Freightliner dump truck
7	Ford F250

MISCELLANEOUS EQUIPMENT

8	Military tractor 5 ton
9	Generator
10	Tool trailer
11	Dehydration Unit
12	Fuel truck 2 1/2 ton
13	Water Trailer
14	Mud pump
15	Compressor #2
16	Compressor #1
17	Military water truck 2 1/2 ton
18	Drilling platform
19	PVC pipe; 6” 500 feet
20	Trailer 40 ft
21	40 ft double axel wood floor (2)
22	34 ft double axel steel floor